CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	April 24, 2023
Executive Vice President
Chief Financial Officer
(563) 589-1994
BMcKeag@htlf.com

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS QUARTERLY RESULTS AS OF MARCH 31, 2023

Highlights and Developments

▪	Quarterly net income available to common stockholders of $50.8 million
▪	Diluted earnings per common share of $1.19
▪	Efficiency ratio, fully tax-equivalent (non-GAAP)(1) of 57.16%
▪	Quarterly net recoveries of $1.0 million and 30-89 day loan delinquencies were 0.10% of total loans
▪	Total deposits increased $168.3 million or 1%
▪	Total customer deposits decreased $618.2 million or 4%
▪	Uninsured deposits, excluding collateralized public deposits, were 35% of total deposits as of March 31, 2023
▪	Increased borrowing capacity by $1.7 billion during the quarter to $2.8 billion
▪	Common equity tier 1 ratio to risk-weighted assets of 11.28%, which is substantially above the well-capitalized regulatory requirement of 6.50%
▪	Completed the consolidation of one bank charter during the quarter, and one charter consolidation completed subsequent to the end of the quarter

	Three Months Ended March 31,
	2023	2022
Net income available to common stockholders (in millions)	$50.8	$41.1
Diluted earnings per common share	1.19	0.97

Return on average assets	1.06%	0.91%
Return on average common equity	12.43	8.32
Return on average tangible common equity (non-GAAP)(1)	20.05	12.41
Net interest margin	3.36	3.08
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.40	3.12
Efficiency ratio	60.94	65.46
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	57.16	64.65
(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF's strength and stability helped us navigate the first quarter of 2023. Despite some challenging headwinds, we maintained solid regulatory capital ratios, enhanced our strong liquidity position and delivered excellent credit metrics while continuing to execute our growth strategies. "

Bruce K. Lee, President and Chief Executive Officer, HTLF

Denver, Monday, April 24, 2023-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended March 31, 2023 compared to the quarter ended March 31, 2022:
•Net income available to common stockholders of $50.8 million compared to $41.1 million, an increase of $9.7 million or 24%.
•Earnings per diluted common share of $1.19 compared to $0.97, an increase of $0.22 or 23%.
•Net interest income of $152.2 million compared to $134.7 million, an increase of $17.5 million or 13%.
•Return on average assets was 1.06% compared to 0.91%.
•Return on average common equity was 12.43% compared to 8.32%.
•Return on average tangible common equity (non-GAAP) was 20.05% compared to 12.41%.

"HTLF's strength and stability helped us navigate the first quarter of 2023. Despite some challenging headwinds, we maintained solid regulatory capital ratios, enhanced our strong liquidity position and delivered excellent credit metrics while continuing to execute our growth strategies," said Bruce K. Lee, president and chief executive officer of HTLF.

Strengthening HTLF in Response to Recent Banking Industry Disruptions

In the first quarter of 2023, HTLF took the following actions, primarily in response to the disruption in the banking industry in March 2023:
•Proactively reached out to over 1,000 large depositors and helped facilitate additional FDIC insurance through Insured Cash Sweep ("ICS") products and Certificate of Deposit Registry Service ("CDARS") products,
•Increased deposit pricing to address highly competitive deposit environment,
•Increased access and availability to sources of liquidity by $1.7 billion,
•Total borrowing capacity through various programs, including the Bank Term Funding Program, was $2.8 billion as of March 31, 2023, of which no balance was drawn, and
•Retail deposit campaign resulted in over 8,000 new accounts opened.

Mr. Lee commented, "Conservative liquidity and capital management are fundamental to our strength and stability. During the quarter, we enhanced our liquidity and built our regulatory capital ratios which substantially exceed the well-capitalized thresholds. We believe our regulatory capital ratio buffers would withstand any changes in regulatory rules that require the inclusion of unrealized losses in our total investment portfolio and remain well capitalized."

Charter Consolidation Update

During the first quarter of 2023, Wisconsin Bank & Trust was consolidated into HTLF Bank. Subsequent to March 31, 2023, Bank of Blue Valley was consolidated into HTLF Bank. Citywide Banks, Premier Valley Bank, Minnesota Bank & Trust, Arizona Bank & Trust, Illinois Bank & Trust, Wisconsin Bank & Trust and Bank of Blue Valley are now operating as divisions of HTLF Bank. The remaining four charters are expected to be consolidated by the end of 2023. Charter consolidation follows a template that retains the current brands, local leadership and local decision making.

Total consolidation restructuring costs are projected to be $19-$20 million with approximately $8-$9 million of expenses remaining to be incurred in 2023. Charter consolidation is designed to eliminate redundancies and improve HTLF’s operating efficiency and capacity to support ongoing product and service enhancements, as well as current and future growth. HTLF realized some operating efficiency and financial benefits in the second half of 2022 and first quarter of 2023 with the completion of six charter consolidations, and total benefits are estimated to be approximately $20 million annually after the project is completed.

Recent Developments

As of March 29, 2023, HTLF's subsidiary, Dubuque Bank & Trust, entered into an agreement to sell and transfer the recordkeeping and administration services component of HTLF’s Retirement Plan Services business to July Business Services ("July"). Through the new partnership with July, HTLF will augment the comprehensive retirement plan solutions offered to clients with enhanced technology and an expanded suite of product offerings that clients expect from a top retirement services provider. The transaction is expected to be completed and recordkeeping and administration services transferred in the second quarter of 2023.

On March 31, 2023, HTLF's subsidiary, First Bank & Trust, closed on the sale of its mortgage servicing rights portfolio, which consisted of approximately 4,500 loans serviced for others with an unpaid principal balance of approximately $700 million. In the agreement, which includes customary terms and conditions, First Bank & Trust is providing interim servicing of the loans until the expected transfer date in May 2023.
Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.36% (3.40% on a fully tax-equivalent basis, non-GAAP) for the first quarter of 2023 compared to 3.61% (3.65% on a fully tax-equivalent basis, non-GAAP) for the fourth quarter of 2022, and 3.08% (3.12% on a fully tax-equivalent basis, non-GAAP) for the first quarter of 2022.

Total interest income and average earning asset changes for the first quarter of 2023 compared to the first quarter of 2022 were:
•Total interest income was $217.0 million compared to $141.3 million, which was an increase of $75.7 million or 54% and primarily attributable to an increase in average earning assets and higher yields.
•Total interest income on a tax-equivalent basis (non-GAAP) was $219.2 million, which was an increase of $75.8 million or 53% from $143.4 million.
•Average earning assets increased $635.6 million or 4% to $18.39 billion compared to $17.76 billion.
•The average rate on earning assets increased 156 basis points to 4.83% compared to 3.27%, which was primarily due to recent interest rate increases.

Total interest expense and average interest bearing liability changes for the first quarter of 2023 compared to the first quarter of 2022 were:
•Total interest expense was $64.8 million, an increase of $58.2 million from $6.6 million, which was attributable to an increase in the average interest rate paid and an increase in average interest bearing liabilities.
•The average interest rate paid on interest bearing liabilities increased 183 basis points to 2.09% compared to 0.26%.
•Average interest bearing deposits increased $2.03 billion or 20% to $11.99 billion from $9.96 billion, primarily attributable to an increase of $1.04 billion in wholesale deposits.
•The average interest rate paid on interest bearing deposits increased 180 basis points to 1.92% compared to 0.12%.
•Average borrowings increased $102.9 million or 21% to $594.7 million from $491.8 million, and the average interest rate paid on borrowings was 5.37% compared to 2.97%.

Net interest income changes for the first quarter of 2023 compared to the first quarter of 2022 were:
•Net interest income totaled $152.2 million compared to $134.7 million, which was an increase of $17.5 million or 13%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $154.4 million compared to $136.8 million, which was an increase of $17.6 million or 13%.

Noninterest Income and Noninterest Expense

Total noninterest income was $30.0 million during the first quarter of 2023 compared to $34.6 million during the first quarter of 2022, a decrease of $4.6 million or 13%. Significant changes within the noninterest income category for the first quarter of 2023 compared to the first quarter of 2022 were:
•Service charges and fees increased $1.9 million or 12% to $17.1 million from $15.3 million, which was primarily attributable to an increase of $1.3 million or 26% in credit card revenue to $6.3 million compared to $5.0 million.
•Net security losses totaled $1.1 million compared to net gains of $2.9 million.

•Net gains on sales of loans held for sale totaled $1.8 million compared to $3.4 million, which was a decrease of $1.6 million or 46% and was primarily attributable to a decrease of loans sold to the secondary market.
•Valuation adjustment benefit on servicing rights was $0 compared to $1.7 million.
Total noninterest expense was $111.0 million during the first quarter of 2023 compared to $110.8 million during the first quarter of 2022, which was an increase of $246,000 or less than 1%. Significant changes within the noninterest expense category for the first quarter of 2023 compared to the first quarter of 2022 were:
•Salaries and employee benefits totaled $62.1 million compared to $66.2 million, which was a decrease of $4.0 million or 6%. The decrease was primarily attributable to a reduction of full-time equivalent employees and lower incentive compensation expense. Full-time equivalent employees totaled 1,991 compared to 2,208, which was a decrease of 217 or 10%.
•Acquisition, integration and restructuring costs totaled $1.7 million compared to $576,000, an increase of $1.1 million due to the progression of the charter consolidation project.
•Professional fees totaled $16.1 million compared to $15.2 million, which was an increase of $920,000 or 6%. FDIC insurance assessments totaled $3.3 million compared to $1.6 million, an increase of $1.7 million due to assessment rate changes that were effective with the first quarter 2023 assessment.
•Loss on sales/valuations of assets, net totaled $1.1 million compared to $46,000, which was an increase of $1.1 million. HTLF recorded $813,000 of losses on fixed assets associated with branch optimization activities and a loss of $193,000 associated with the sale of the mortgage servicing rights portfolio.

The effective tax rate was 22.50% for the first quarter of 2023 compared to 21.95% for the first quarter of 2022. The following items impacted the first quarter 2023 and 2022 tax calculations:
•Various tax credits of $969,000 compared to $273,000.
•Tax expense of $929,000 compared to $58,000 resulting from the disallowed interest expense related to tax-exempt loans and securities, aligning with increases in total interest expense.
•Tax-exempt interest income as a percentage of pre-tax income of 12.20% compared to 14.44%.

Total Assets, Total Loans and Total Deposits

Total assets were $20.18 billion at March 31, 2023, a decrease of $61.7 million or less than 1% from $20.24 billion at year-end 2022. Securities represented 35% of total assets at both March 31, 2023 and December 31, 2022.

Total loans held to maturity were $11.50 billion at March 31, 2023, compared to $11.43 billion at December 31, 2022, which was an increase of $67.0 million or 1%.

Significant changes by loan category at March 31, 2023 compared to December 31, 2022 included:
•Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, increased $78.4 million or 1% to $5.82 billion compared to $5.74 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $116.5 million or 3% to $3.52 billion compared to $3.41 billion.
•Agricultural and agricultural real estate loans decreased $110.3 million or 12% to $810.2 million compared to $920.5 million.

Total deposits were $17.68 billion as of March 31, 2023, compared to $17.51 billion at December 31, 2022, which was an increase of $168.3 million or 1%. Total customer deposits were $14.84 billion as of March 31, 2023 compared to $15.46 billion at December 31, 2022, which was a decrease of $618.2 million or 4%. Total wholesale deposits were $2.84 billion, which was an increase of $786.5 million or 38% from $2.06 billion at December 31, 2022.

Significant deposit changes by category at March 31, 2023 compared to December 31, 2022 included:
•Customer demand deposits decreased $581.8 million or 10% to $5.12 billion compared to $5.70 billion.
•Total savings deposits decreased $737.8 million or 7% to $9.26 billion from $9.99 billion. Total customer savings deposits decreased $256.4 million or 3% to $8.64 billion from $8.90 billion. Wholesale savings deposits decreased $481.4 million or 44% to $609.2 million from $1.09 billion.

•Total time deposits increased $1.49 billion or 82% to $3.31 billion from $1.82 billion. Customer time deposits increased $219.9 million or 26% to $1.07 billion from $851.5 million. Wholesale time deposits increased $1.27 billion to $2.23 billion from $965.7 million.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision for credit losses for loans for the first quarter of 2023 was $2.2 million, which was a decrease of $444,000 or 17% from $2.6 million recorded in the first quarter of 2022. The provision expense for the first quarter of 2023 reflects net recoveries of $1.0 million and healthy current credit metrics. Management continued to utilize a macroeconomic outlook which anticipated a moderate recession developing within the next twelve months.

The allowance for credit losses for loans totaled $112.7 million and $109.5 million at March 31, 2023, and December 31, 2022, respectively. The following items impacted the allowance for credit losses for loans at March 31, 2023:
•Provision expense for the three months ended March 31, 2023, totaled $2.2 million.
•Net recoveries of $1.0 million were recorded for the first three months of 2023.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments totaled $21.1 million at March 31, 2023, which was an increase of $890,000 from $20.2 million at December 31, 2022. Unfunded commitments increased $138.2 million to $4.87 billion at March 31, 2023 compared to $4.73 billion at December 31, 2022.

Total Provision and Allowance for Lending Related Credit Losses
The total provision expense for lending related credit losses was $3.1 million for the first quarter of 2023 compared to $3.2 million for the first quarter of 2022. The total allowance for lending related credit losses was $133.8 million or 1.16% of total loans at March 31, 2023, compared to $129.7 million or 1.13% of total loans as of December 31, 2022.

Nonperforming Assets

Nonperforming assets decreased $1.2 million or 2% to $65.7 million or 0.33% of total assets at March 31, 2023, compared to $66.9 million or 0.33% of total assets at December 31, 2022. Nonperforming loans were $58.2 million or 0.51% of total loans at March 31, 2023, compared to $58.5 million or 0.51% of total loans at December 31, 2022. At March 31, 2023, loans delinquent 30-89 days were 0.10% of total loans compared to 0.04% of total loans at December 31, 2022.

Non-GAAP Financial Measures
This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.

•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Adjusted tangible common equity ratio is total common equity less goodwill, core deposit and customer relationship intangibles, net, and accumulated other comprehensive loss divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength excluding the variability of accumulated other comprehensive income (loss).
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Annualized ratio of core expenses to average assets adjusts noninterest expenses to exclude specific items noted in the reconciliation. Management includes this measure as it is considered to be a critical metric to analyze and evaluate controllable expenses related to primary business operations.
Conference Call Details
HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join via webcast, please visit https://ir.htlf.com/news-and-events/event-calendar/default.aspx 10 minutes prior to the call. A replay will be available until April 23, 2024, by logging on to www.htlf.com.

About HTLF
Heartland Financial USA, Inc., is a Denver, Colorado-based bank holding company operating under the brand name HTLF, with assets of $20.18 billion as of March 31, 2023. HTLF's banks serves communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, wealth management, investments and residential mortgage. Additional information is available at www.htlf.com.

Safe Harbor Statement
This release (including any information incorporated herein by reference) and future oral and written statements of HTLF and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about HTLF's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of HTLF's operations or performance, and may be based upon beliefs, expectations and assumptions of HTLF's management. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of HTLF and its management. Although HTLF may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of HTLF to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which HTLF currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of HTLF’s Annual Report on Form 10-K for the year ended December 31, 2022, include, among others:
•Economic and Market Conditions Risks, including risks related to the deterioration of the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, pandemics, such as the COVID-19 pandemic or future pandemics and governmental measures addressing them, climate change and climate-related regulations, persistent inflation, higher interest rates, recession, supply chain issues, labor shortages, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions, rising interest rates and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including economic, political and competitive forces impacting our business;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect HTLF's business, financial condition and results of operations. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF’s financial results, is included in HTLF's filings with the Securities and Exchange Commission (the "SEC").

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Three Months Ended March 31,
	2023	2022
Interest Income
Interest and fees on loans	$153,843	$102,369
Interest on securities:
Taxable	55,976	32,620
Nontaxable	6,028	6,202
Interest on federal funds sold	—	—
Interest on deposits with other banks and short-term investments	1,131	71
Total Interest Income	216,978	141,262
Interest Expense
Interest on deposits	56,898	2,977
Interest on short-term borrowings	2,422	46
Interest on other borrowings	5,446	3,560
Total Interest Expense	64,766	6,583
Net Interest Income	152,212	134,679
Provision for credit losses	3,074	3,245
Net Interest Income After Provision for Credit Losses	149,138	131,434
Noninterest Income
Service charges and fees	17,136	15,251
Loan servicing income	714	286
Trust fees	5,657	6,079
Brokerage and insurance commissions	696	869
Capital markets fees	2,449	3,039
Securities gains/(losses), net	(1,104)	2,872
Unrealized gain/(loss) on equity securities, net	193	(283)
Net gains on sale of loans held for sale	1,831	3,411
Valuation adjustment on servicing rights	—	1,658
Income on bank owned life insurance	964	524
Other noninterest income	1,463	863
Total Noninterest Income	29,999	34,569
Noninterest Expense
Salaries and employee benefits	62,149	66,174
Occupancy	7,209	7,362
Furniture and equipment	2,915	3,519
Professional fees	16,076	15,156
Advertising	1,985	1,555
Core deposit and customer relationship intangibles amortization	1,788	2,054
Other real estate and loan collection expenses, net	155	195
(Gain)/loss on sales/valuations of assets, net	1,115	46
Acquisition, integration and restructuring costs	1,673	576
Partnership investment in tax credit projects	538	77
Other noninterest expenses	15,440	14,083
Total Noninterest Expense	111,043	110,797
Income Before Income Taxes	68,094	55,206
Income taxes	15,318	12,117
Net Income	52,776	43,089
Preferred dividends	(2,013)	(2,013)
Net Income Available to Common Stockholders	$50,763	$41,076
Earnings per common share-diluted	$1.19	$0.97
Weighted average shares outstanding-diluted	42,742,878	42,540,953

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Interest Income
Interest and fees on loans	$153,843	$143,970	$122,913	$108,718	$102,369
Interest on securities:
Taxable	55,976	53,178	45,648	38,098	32,620
Nontaxable	6,028	6,132	6,164	5,508	6,202
Interest on federal funds sold	—	11	—	—	—
Interest on deposits with other banks and short-term investments	1,131	1,410	1,081	563	71
Total Interest Income	216,978	204,701	175,806	152,887	141,262
Interest Expense
Interest on deposits	56,898	32,215	15,158	6,530	2,977
Interest on short-term borrowings	2,422	2,223	360	88	46
Interest on other borrowings	5,446	5,043	4,412	3,808	3,560
Total Interest Expense	64,766	39,481	19,930	10,426	6,583
Net Interest Income	152,212	165,220	155,876	142,461	134,679
Provision for credit losses	3,074	3,387	5,492	3,246	3,245
Net Interest Income After Provision for Credit Losses	149,138	161,833	150,384	139,215	131,434
Noninterest Income
Service charges and fees	17,136	17,432	17,282	18,066	15,251
Loan servicing income	714	790	831	834	286
Trust fees	5,657	5,440	5,372	5,679	6,079
Brokerage and insurance commissions	696	629	649	839	869
Capital markets fees	2,449	1,824	1,809	4,871	3,039
Securities gains/(losses), net	(1,104)	(153)	(1,055)	(2,089)	2,872
Unrealized gain/(loss) on equity securities, net	193	(7)	(211)	(121)	(283)
Net gains on sale of loans held for sale	1,831	888	1,832	2,901	3,411
Valuation adjustment on servicing rights	—	—	—	—	1,658
Income on bank owned life insurance	964	600	694	523	524
Other noninterest income	1,463	2,532	1,978	3,036	863
Total Noninterest Income	29,999	29,975	29,181	34,539	34,569
Noninterest Expense
Salaries and employee benefits	62,149	61,611	62,661	64,032	66,174
Occupancy	7,209	6,905	6,794	7,094	7,362
Furniture and equipment	2,915	3,019	2,928	3,033	3,519
Professional fees	16,076	18,186	16,277	15,987	15,156
Advertising	1,985	1,829	1,554	1,283	1,555
Core deposit and customer relationship intangibles amortization	1,788	1,841	1,856	2,083	2,054
Other real estate and loan collection expenses, net	155	373	304	78	195
(Gain)/loss on sales/valuations of assets, net	1,115	2,388	(251)	(3,230)	46
Acquisition, integration and restructuring costs	1,673	2,442	2,156	2,412	576
Partnership investment in tax credit projects	538	3,247	979	737	77
Other noninterest expenses	15,440	15,377	13,625	12,970	14,083
Total Noninterest Expense	111,043	117,218	108,883	106,479	110,797
Income Before Income Taxes	68,094	74,590	70,682	67,275	55,206
Income taxes	15,318	13,936	14,118	15,402	12,117
Net Income	52,776	60,654	56,564	51,873	43,089
Preferred dividends	(2,013)	(2,012)	(2,013)	(2,012)	(2,013)
Net Income Available to Common Stockholders	$50,763	$58,642	$54,551	$49,861	$41,076
Earnings per common share-diluted	$1.19	$1.37	$1.28	$1.17	$0.97
Weighted average shares outstanding-diluted	42,742,878	42,699,752	42,643,940	42,565,391	42,540,953

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Assets
Cash and due from banks	$274,354	$309,045	$250,394	$221,077	$198,559
Interest bearing deposits with other banks and short-term investments	87,757	54,042	149,466	163,717	406,343
Cash and cash equivalents	362,111	363,087	399,860	384,794	604,902
Time deposits in other financial institutions	1,740	1,740	1,740	1,855	2,894
Securities:
Carried at fair value	6,096,657	6,147,144	6,060,331	7,106,218	7,025,243
Held to maturity, at cost, less allowance for credit losses	832,098	829,403	830,247	81,939	81,785
Other investments, at cost	72,364	74,567	80,286	85,899	82,751
Loans held for sale	10,425	5,277	9,570	18,803	22,685
Loans:
Held to maturity	11,495,353	11,428,352	10,923,532	10,678,218	10,177,385
Allowance for credit losses	(112,707)	(109,483)	(105,715)	(101,353)	(100,522)
Loans, net	11,382,646	11,318,869	10,817,817	10,576,865	10,076,863
Premises, furniture and equipment, net	191,267	197,330	203,585	206,818	213,752
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit and customer relationship intangibles, net	23,366	25,154	26,995	28,851	30,934
Servicing rights, net	—	7,840	8,379	8,288	8,102
Cash surrender value on life insurance	194,419	193,403	193,184	192,474	192,267
Other real estate, net	7,438	8,401	8,030	4,528	1,422
Other assets	432,008	496,008	466,921	385,062	311,274
Total Assets	$20,182,544	$20,244,228	$19,682,950	$19,658,399	$19,230,879
Liabilities and Equity
Liabilities
Deposits:
Demand	$5,119,554	$5,701,340	$6,083,563	$6,087,304	$6,376,249
Savings	9,256,609	9,994,391	10,060,523	10,059,678	9,236,427
Time	3,305,183	1,817,278	1,123,035	1,078,568	1,054,008
Total deposits	17,681,346	17,513,009	17,267,121	17,225,550	16,666,684
Short-term borrowings	92,337	376,117	147,000	97,749	107,372
Other borrowings	372,097	371,753	371,446	372,538	372,290
Accrued expenses and other liabilities	207,359	248,294	241,425	188,494	152,676
Total Liabilities	18,353,139	18,509,173	18,026,992	17,884,331	17,299,022
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,559	42,467	42,444	42,439	42,370
Capital surplus	1,084,112	1,080,964	1,079,277	1,076,766	1,073,048
Retained earnings	1,158,948	1,120,925	1,074,168	1,031,076	992,655
Accumulated other comprehensive loss	(566,919)	(620,006)	(650,636)	(486,918)	(286,921)
Total Equity	1,829,405	1,735,055	1,655,958	1,774,068	1,931,857
Total Liabilities and Equity	$20,182,544	$20,244,228	$19,682,950	$19,658,399	$19,230,879

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Average Balances
Assets	$20,118,005	$19,913,849	$19,775,341	$19,559,091	$19,229,872
Loans, net of unearned	11,378,078	11,117,513	10,783,135	10,477,368	10,043,594
Deposits	17,505,867	17,319,218	17,282,289	17,044,479	16,459,378
Earning assets	18,392,649	18,175,838	18,157,795	17,987,734	17,757,067
Interest bearing liabilities	12,582,234	11,980,032	11,723,026	11,575,319	10,453,400
Common equity	1,655,860	1,548,739	1,674,306	1,731,393	2,003,424
Total stockholders' equity	1,766,565	1,659,444	1,785,011	1,842,098	2,114,129
Tangible common equity (non-GAAP)(1)	1,055,617	946,688	1,070,399	1,125,543	1,395,488

Key Performance Ratios
Annualized return on average assets	1.06%	1.21%	1.13%	1.06%	0.91%
Annualized return on average common equity (GAAP)	12.43	15.02	12.93	11.55	8.32
Annualized return on average tangible common equity (non-GAAP)(1)	20.05	25.19	20.76	18.35	12.41
Annualized ratio of net charge-offs/(recoveries) to average loans	(0.04)	(0.06)	0.00	0.03	0.49
Annualized net interest margin (GAAP)	3.36	3.61	3.41	3.18	3.08
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.40	3.65	3.45	3.22	3.12
Efficiency ratio (GAAP)	60.94	60.05	58.84	60.16	65.46
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	57.16	54.33	55.26	57.66	64.65
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.24	2.34	2.18	2.18	2.34
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.14	2.14	2.09	2.14	2.28

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Common Share Data
Book value per common share	$40.38	$38.25	$36.41	$39.19	$42.98
Tangible book value per common share (non-GAAP)(1)	$26.30	$24.09	$22.20	$24.94	$28.66
ASC 320 effect on book value per common share	$(13.35)	$(14.58)	$(15.31)	$(11.43)	$(6.74)
Common shares outstanding, net of treasury stock	42,558,726	42,467,394	42,444,106	42,439,439	42,369,908
Tangible common equity ratio (non-GAAP)(1)	5.72%	5.21%	4.94%	5.56%	6.52%
Adjusted tangible common equity ratio (non-GAAP)(1)	8.61%	8.37%	8.35%	8.11%	8.06%

Other Selected Trend Information
Effective tax rate	22.50%	18.68%	19.97%	22.89%	21.95%
Full time equivalent employees	1,991	2,002	2,020	2,087	2,208

Loans Held to Maturity
Commercial and industrial	$3,498,345	$3,464,414	$3,278,703	$3,059,519	$2,814,513
Paycheck Protection Program ("PPP")	8,258	11,025	13,506	23,031	74,065
Owner occupied commercial real estate	2,312,538	2,265,307	2,285,973	2,282,833	2,266,076
Commercial and business lending	5,819,141	5,740,746	5,578,182	5,365,383	5,154,654
Non-owner occupied commercial real estate	2,421,341	2,330,940	2,219,542	2,321,718	2,161,761
Real estate construction	1,102,186	1,076,082	996,017	845,045	842,483
Commercial real estate lending	3,523,527	3,407,022	3,215,559	3,166,763	3,004,244
Total commercial lending	9,342,668	9,147,768	8,793,741	8,532,146	8,158,898
Agricultural and agricultural real estate	810,183	920,510	781,354	836,703	766,443
Residential mortgage	841,084	853,361	852,928	845,270	825,242
Consumer	501,418	506,713	495,509	464,099	426,802
Total loans held to maturity	$11,495,353	$11,428,352	$10,923,532	$10,678,218	$10,177,385

Total unfunded loan commitments	$4,867,925	$4,729,677	$4,664,379	$4,458,874	$4,130,316

Deposits
Demand-customer	$5,119,554	$5,701,340	$6,083,563	$6,087,304	$6,376,249
Savings-customer	8,647,396	8,903,747	8,927,535	9,050,011	8,661,306
Savings-wholesale	609,213	1,090,644	1,132,988	1,009,667	575,121
Total savings	9,256,609	9,994,391	10,060,523	10,059,678	9,236,427
Time-customer	1,071,476	851,539	973,035	1,003,568	979,008
Time-wholesale	2,233,707	965,739	150,000	75,000	75,000
Total time	3,305,183	1,817,278	1,123,035	1,078,568	1,054,008
Total deposits	$17,681,346	$17,513,009	$17,267,121	$17,225,550	$16,666,684

Total customer deposits	$14,838,426	$15,456,626	$15,984,133	$16,140,883	$16,016,563
Total wholesale deposits	2,842,920	2,056,383	1,282,988	1,084,667	650,121
	$17,681,346	$17,513,009	$17,267,121	$17,225,550	$16,666,684

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Allowance for Credit Losses-Loans
Balance, beginning of period	$109,483	$105,715	$101,353	$100,522	$110,088
Provision for credit losses	2,184	2,075	4,388	1,545	2,628
Charge-offs	(2,151)	(2,668)	(938)	(1,473)	(13,217)
Recoveries	3,191	4,361	912	759	1,023
Balance, end of period	$112,707	$109,483	$105,715	$101,353	$100,522

Allowance for Unfunded Commitments
Balance, beginning of period	$20,196	$18,884	$17,780	$16,079	$15,462
Provision for credit losses	890	1,312	1,104	1,701	617
Balance, end of period	$21,086	$20,196	$18,884	$17,780	$16,079

Allowance for lending related credit losses	$133,793	$129,679	$124,599	$119,133	$116,601

Provision for Credit Losses
Provision for credit losses-loans	$2,184	$2,075	$4,388	$1,545	$2,628
Provision for credit losses-unfunded commitments	890	1,312	1,104	1,701	617
Total provision for credit losses	$3,074	$3,387	$5,492	$3,246	$3,245

Asset Quality
Nonaccrual loans	$58,066	$58,231	$64,560	$62,909	$64,174
Loans past due ninety days or more	174	273	678	95	246
Other real estate owned	7,438	8,401	8,030	4,528	1,422
Other repossessed assets	24	26	—	—	34
Total nonperforming assets	$65,702	$66,931	$73,268	$67,532	$65,876

Nonperforming Assets Activity
Balance, beginning of period	$66,931	$73,268	$67,532	$65,876	$71,889
Net loan (charge-offs)/recoveries	1,040	1,693	(26)	(714)	(12,194)
New nonperforming loans	4,626	1,439	8,388	8,590	15,832
Reduction of nonperforming loans(1)	(5,711)	(8,875)	(2,015)	(5,244)	(8,448)
Net OREO/repossessed assets sales proceeds and losses	(1,184)	(594)	(611)	(976)	(1,203)
Balance, end of period	$65,702	$66,931	$73,268	$67,532	$65,876

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.51%	0.51%	0.60%	0.59%	0.63%
Ratio of nonperforming assets to total assets	0.33	0.33	0.37	0.34	0.34
Annualized ratio of net loan charge-offs/(recoveries) to average loans	(0.04)	(0.06)	0.00	0.03	0.49
Allowance for loan credit losses as a percent of loans	0.98	0.96	0.97	0.95	0.99
Allowance for lending related credit losses as a percent of loans	1.16	1.13	1.14	1.12	1.15
Allowance for loan credit losses as a percent of nonperforming loans	193.52	187.14	162.05	160.87	156.04
Loans delinquent 30-89 days as a percent of total loans	0.10	0.04	0.10	0.06	0.10

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,096,888	$55,976	3.72%	$6,122,313	$53,178	3.45%	$6,501,664	$32,620	2.03%
Nontaxable(1)	922,676	7,630	3.35	890,368	7,762	3.46	1,106,951	7,851	2.88
Total securities	7,019,564	63,606	3.67	7,012,681	60,940	3.45	7,608,615	40,471	2.16
Interest on deposits with other banks and short-term investments	105,400	1,131	4.35	151,405	1,410	3.69	216,451	71	0.13
Federal funds sold	—	—	—	739	11	5.91	11	—	—
Loans:(2)
Commercial and industrial(1)	3,459,317	49,907	5.85	3,346,843	45,290	5.37	2,744,336	27,053	4.00
PPP loans	9,970	26	1.06	12,252	397	12.86	132,050	4,323	13.28
Owner occupied commercial real estate	2,289,002	26,769	4.74	2,277,055	26,194	4.56	2,243,522	21,278	3.85
Non-owner occupied commercial real estate	2,331,318	30,749	5.35	2,286,298	29,273	5.08	2,060,548	21,163	4.17
Real estate construction	1,099,026	18,131	6.69	1,050,802	16,585	6.26	847,250	9,276	4.44
Agricultural and agricultural real estate	835,648	11,353	5.51	785,647	10,159	5.13	745,348	7,006	3.81
Residential mortgage	852,561	9,273	4.41	858,767	9,168	4.24	843,881	8,085	3.89
Consumer	501,236	8,242	6.67	499,849	7,426	5.89	426,659	4,655	4.42
Less: allowance for credit losses-loans	(110,393)	—	—	(106,500)	—	—	(111,604)	—	—
Net loans	11,267,685	154,450	5.56	11,011,013	144,492	5.21	9,931,990	102,839	4.20
Total earning assets	18,392,649	219,187	4.83%	18,175,838	206,853	4.52%	17,757,067	143,381	3.27%
Nonearning Assets	1,725,356			1,738,011			1,472,805
Total Assets	$20,118,005			$19,913,849			$19,229,872
Interest Bearing Liabilities
Savings	$9,730,494	$37,893	1.58%	$9,987,692	$25,950	1.03%	$8,889,950	$2,394	0.11%
Time deposits	2,257,047	19,005	3.41	1,322,094	6,265	1.88	1,071,675	583	0.22
Short-term borrowings	222,772	2,422	4.41	298,804	2,223	2.95	119,588	46	0.16
Other borrowings	371,921	5,446	5.94	371,442	5,043	5.39	372,187	3,560	3.88
Total interest bearing liabilities	12,582,234	64,766	2.09%	11,980,032	39,481	1.31%	10,453,400	6,583	0.26%
Noninterest Bearing Liabilities
Noninterest bearing deposits	5,518,326			6,009,432			6,497,753
Accrued interest and other liabilities	250,880			264,941			164,590
Total noninterest bearing liabilities	5,769,206			6,274,373			6,662,343
Equity	1,766,565			1,659,444			2,114,129
Total Liabilities and Equity	$20,118,005			$19,913,849			$19,229,872
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$154,421			$167,372			$136,798
Net interest spread(1)			2.74%			3.21%			3.01%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.40%			3.65%			3.12%
Interest bearing liabilities to earning assets	68.41%			65.91%			58.87%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$50,763	$58,642	$54,551	$49,861	$41,076
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,413	1,455	1,466	1,645	1,623
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$52,176	$60,097	$56,017	$51,506	$42,699

Average common equity (GAAP)	$1,655,860	$1,548,739	$1,674,306	$1,731,393	$2,003,424
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	24,238	26,046	27,902	29,845	31,931
Average tangible common equity (non-GAAP)	$1,055,617	$946,688	$1,070,399	$1,125,543	$1,395,488
Annualized return on average common equity (GAAP)	12.43%	15.02%	12.93%	11.55%	8.32%
Annualized return on average tangible common equity (non-GAAP)	20.05%	25.19%	20.76%	18.35%	12.41%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$152,212	$165,220	$155,876	$142,461	$134,679
Plus tax-equivalent adjustment(1)	2,209	2,152	2,151	1,977	2,119
Net interest income, fully tax-equivalent (non-GAAP)	$154,421	$167,372	$158,027	$144,438	$136,798
Average earning assets	$18,392,649	$18,175,838	$18,157,795	$17,987,734	$17,757,067

Annualized net interest margin (GAAP)	3.36%	3.61%	3.41%	3.18%	3.08%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.40	3.65	3.45	3.22	3.12
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.02	0.03	0.03	0.07	0.05

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,718,700	$1,624,350		$1,545,253		$1,663,363		$1,821,152
Less goodwill	576,005	576,005		576,005		576,005		576,005
Less core deposit and customer relationship intangibles, net	23,366	25,154		26,995		28,851		30,934
Tangible common equity (non-GAAP)	$1,119,329	$1,023,191		$942,253		$1,058,507		$1,214,213

Common shares outstanding, net of treasury stock	42,558,726	42,467,394		42,444,106		42,439,439		42,369,908
Common equity (book value) per share (GAAP)	$40.38	$38.25		$36.41		$39.19		$42.98
Tangible book value per common share (non-GAAP)	$26.30	$24.09		$22.20		$24.94		$28.66

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,119,329	$1,023,191		$942,253		$1,058,507		$1,214,213

Total assets (GAAP)	$20,182,544	$20,244,228		$19,682,950		$19,658,399		$19,230,879
Less goodwill	576,005	576,005		576,005		576,005		576,005
Less core deposit and customer relationship intangibles, net	23,366	25,154		26,995		28,851		30,934
Total tangible assets (non-GAAP)	$19,583,173	$19,643,069		$19,079,950		$19,053,543		$18,623,940
Tangible common equity ratio (non-GAAP)	5.72%	5.21%		4.94%		5.56%		6.52%

Reconciliation of Adjusted Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,119,329	$1,023,191		$942,253		$1,058,507		$1,214,213
Accumulated other comprehensive loss	566,919	620,006		650,636		486,918		286,921
Adjusted tangible common equity (non-GAAP)	$1,686,248	$1,643,197	$—	$1,592,889	$—	$1,545,425	$—	$1,501,134
Total tangible assets (non-GAAP)	$19,583,173	$19,643,069		$19,079,950		$19,053,543		$18,623,940
Adjusted tangible common equity ratio (non-GAAP)	8.61%	8.37%		8.35%		8.11%		8.06%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net interest income (GAAP)	$152,212	$165,220	$155,876	$142,461	$134,679
Tax-equivalent adjustment(1)	2,209	2,152	2,151	1,977	2,119
Fully tax-equivalent net interest income	154,421	167,372	158,027	144,438	136,798
Noninterest income (GAAP)	29,999	29,975	29,181	34,539	34,569
Securities (gains)/losses, net	1,104	153	1,055	2,089	(2,872)
Unrealized (gain)/loss on equity securities, net	(193)	7	211	121	283
Valuation adjustment on servicing rights	—	—	—	—	(1,658)
Adjusted revenue (non-GAAP)	$185,331	$197,507	$188,474	$181,187	$167,120

Total noninterest expenses (GAAP)	$111,043	$117,218	$108,883	$106,479	$110,797
Less:
Core deposit and customer relationship intangibles amortization	1,788	1,841	1,856	2,083	2,054
Partnership investment in tax credit projects	538	3,247	979	737	77
(Gain)/loss on sales/valuation of assets, net	1,115	2,388	(251)	(3,230)	46
Acquisition, integration and restructuring costs	1,673	2,442	2,156	2,412	576
Core expenses (non-GAAP)	$105,929	$107,300	$104,143	$104,477	$108,044

Efficiency ratio (GAAP)	60.94%	60.05%	58.84%	60.16%	65.46%
Efficiency ratio, fully tax-equivalent (non-GAAP)	57.16%	54.33%	55.26%	57.66%	64.65%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$111,043	$117,218	$108,883	$106,479	$110,797
Core expenses (non-GAAP)	105,929	107,300	104,143	104,477	108,044

Average assets	$20,118,005	$19,913,849	$19,775,341	$19,559,091	$19,229,872
Total noninterest expenses to average assets (GAAP)	2.24%	2.34%	2.18%	2.18%	2.34%
Core expenses to average assets (non-GAAP)	2.14%	2.14%	2.09%	2.14%	2.28%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$74	$424	$365	$275	$340
Professional fees	934	1,587	1,480	1,779	236
Advertising	122	95	131	156	—
Other noninterest expenses	543	336	180	202	—
Total acquisition, integration and restructuring costs	$1,673	$2,442	$2,156	$2,412	$576
After tax impact on diluted earnings per common share(1)	$0.03	$0.05	$0.04	$0.04	$0.01

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.